Notice of
                              Annual Meeting
                              of Shareholders
                              April 17, 1996
                                    and
                              Proxy Statement















                          Your Vote is Important
You are urged to exercise your right to vote by indicating your choices on the enclosed proxy card. Please date, sign and promptly return your proxy card in the enclosed postage-paid envelope. You may, nevertheless, vote in person if you attend the meeting.

                           WESTBANK CORPORATION
                              225 Park Avenue
                West Springfield, Massachusetts  01089-3310

               NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                   To be held Wednesday, April 17, 1996

                                                             March 20, 1996

To the Shareholders of Westbank Corporation:

     Notice is hereby given that the 1996 Annual Meeting of Shareholders of Westbank Corporation (the Notice is hereby given that the 1996 Annual Meeting of Shareholders of Westbank Corporation (the "Corporation") will be held at 9:00 A.M., on Wednesday, April 17, 1996 at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts, 01089, for the following purposes, all as set forth in the Proxy Statement accompanying this notice:

    1.    To fix the number of Directors of the Corporation at twelve.
    2. Election of the individuals listed as nominees in the Proxy Statement accompanying this notice of meeting.
    3.    To approve the 1996 Stock Incentive Plan.
    4. Ratification of the appointment of the firm of Deloitte & Touche LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 1996.
    5. To act upon such other matters as may properly be brought before the meeting or any adjournment thereof.

     The record date and hour for determining shareholders entitled to notice of, and to vote at, the meeting has been fixed at 5:00
P.M., March 1, 1996.

                                   By order of the Board of Directors


                                           Robert J. Perlak
                                                Clerk

West Springfield, Massachusetts
March 20, 1996

PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN
THE ENVELOPE ENCLOSED FOR THAT PURPOSE.   YOU MAY NEVERTHELESS
VOTE IN PERSON IF YOU DO ATTEND THE MEETING.

                       PROXY STATEMENT


Approximate date of mailing
March 20, 1996

                           WESTBANK CORPORATION
                              225 Park Avenue
                West Springfield, Massachusetts 01089-3310
                              (413) 747-1400

               NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                         To be held April 17, 1996


                               INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Westbank Corporation (the "Corporation") to be used at the 1996 Annual Meeting of Shareholders of the Corporation to be held at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts 01089 on Wednesday, April 17, 1996 at 9:00 A.M. and at any adjournments thereof.

The close of business on March 1, 1996, has been fixed as the record date for determination of shareholders of the Corporation entitled to notice of and to vote at the 1996 Annual Meeting of Shareholders. The only class of issued and outstanding voting securities of the Corporation is the $2.00 par value Common Stock (the "Common Stock"). As of the record date the number of shares of Common Stock outstanding and entitled to vote at the 1996 Annual Meeting of Shareholders is 3,247,028. Each share of Common Stock is entitled to one vote.

The affirmative vote of a majority of the shares of Common Stock of the Corporation represented at the 1996 Annual Meeting is required to fix the number of Directors, to approve the 1996 Stock Incentive Plan and to appoint the auditor of the Corporation. The affirmative vote of the plurality of the votes cast by shareholders is required to elect Directors.

Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person as a shareholder giving a proxy has the power to revoke it any time before it is exercised by delivering notice of revocation, or a duly executed proxy bearing a later date, to the Treasurer of the Corporation.

                           ELECTION OF DIRECTORS

The By-Laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class shall be elected at each annual meeting of shareholders. The By-Laws of the Corporation also provide that the shareholders fix the exact number of Directors at the annual meeting of shareholders. The Corporation's Board of Directors presently consists of twelve members.

It is proposed by the Board of Directors that at the 1996 Annual Meeting the number of Directors who shall constitute the full Board of Directors until the next annual meeting shall be fixed at twelve and that in accordance with the By-Laws of the Corporation four nominees be elected to serve a three-year term until the 1999 Annual Meeting of Shareholders and for such further time as may be required for the election and qualification of their successors. Unless returned proxies properly indicate that authority to vote for any of the nominees named herein is withheld, all proxies received by the Corporation in time for the 1996 Annual Meeting of Shareholders will be voted to fix the number of Directors at twelve and, in the event the number of Directors is so fixed, in favor of the election of the nominees listed below. In the event any of the nominees named herein becomes unable or unwilling to accept nomination for election, the persons identified as proxies in the accompanying form of proxy and authorized to vote in the election will vote the shares represented by executed proxies in favor of the nomination and election of such substitute nominees as the Board of Directors of the Corporation may select.

The following tables name the individuals nominated for Director, and those Directors of the Corporation who will continue to serve after the meeting, and indicate their age, the period of time they have served as Director of the Corporation or its predecessor, their position with the Corporation, and their principal occupation or employment. No nominee or Director holds a directorship in any corporation, other than the Corporation, with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any corporation registered as an investment corporation under the Investment Company Act of 1940.

The following individuals are nominees for election as a Director of the Corporation at this 1996 Annual Meeting to serve for a three-year term until the 1999 Annual Meeting of Shareholders:



                                          Has Served
       Nominee and                        On Board of
     Current Occupation                 Directors of the
       or Employment;                    Corporation or     Corporate
     Business Experience                Its Predecessor      Offices
     During Past 5 Years            Age      Since            Held

Mark A. Beauregard                   44       1986          Director
  Attorney - Resnic, Beauregard,
  Waite and Driscoll

David R. Chamberland                 57       1989          Director
  President, Chicopee Building
  Supply, Inc.

                                          Has Served
       Nominee and                        On Board of
     Current Occupation                 Directors of the
       or Employment;                    Corporation or     Corporate
     Business Experience                Its Predecessor      Offices
     During Past 5 Years            Age      Since            Held

Robert J. Perlak                     60       1987          Director
  Private Investor - Formerly                               and Clerk
  Assistant Chief Probation Officer
  of Hampden County

James E. Tremble                     57       1986          Director
  President,
  Valley Cinema, Inc.


The following Directors will continue to serve after the meeting:

                                            Has Served
       Nominee and                         On Board of
     Current Occupation                 Directors of the
       or Employment;                     Corporation or    Corporate    Term
     Business Experience                 Its Predecessor     Offices    Expires
     During Past 5 Years            Age       Since           Held        In

Roland O. Archambault                63       1989          Director     1998
  Owner - Park Supply Co.

Donald R. Chase                      49       1990          Director,    1998
  President and Chief Executive Officer,                    President and
  Westbank Corporation; President and                       Chief Executive
  Chief Executive Officer; Park West                        Officer
  Bank and Trust Company

John E. Fitzgerald                   71       1961          Director     1998
  Private Investor

Leroy F. Jarrett                     68       1961          Director,    1997
  President and Treasurer,                                  Vice Chairman
  New England Church Interiors                              of the Board

Ernest N. Laflamme, Jr.              64       1987          Director     1997
  Treasurer, City of Chicopee;
  President, Laflamme Oil

Russell Mawdsley                     71       1975          Director     1998
  President and Treasurer,
  Russell-Hall, Inc.

                                            Has Served
       Nominee and                         On Board of
     Current Occupation                  Directors of the
       or Employment;                      Corporation or   Corporate     Term
     Business Experience                  Its Predecessor    Offices    Expires
     During Past 5 Years            Age        Since          Held         In

Paul J. McKenna                      69        1961         Director     1997
  Orthodontist

Alfred C. Whitaker                   69        1961         Director,    1997
  Sales Consultant, Burke-Whitaker                          Chairman of the
  Pontiac Cadillac                                          Board and
                                                            Assistant Clerk

The total number of special and regular meetings of the Board of Directors of the Corporation during the fiscal year ended December 31, 1995 was 12. Each Director attended at least 75% of all Board of Directors meetings held in 1995 during the period for which each was a Director. In addition to serving as Directors of the Corporation, board members also serve as the Board of Directors of the Corporation's wholly owned subsidiary, Park West Bank and Trust Company ("Park West"). During 1995, the Board of Directors of Park West met 25 times. All Directors attended at least 75% of all board meetings of Park West during the period for which each was a Director.

Committees
The Board of Directors each year appoints Directors to serve on standing committees of the Board of Directors, including the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee. The members of the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee of the Corporation also make up these same committees for Park West. All Directors attended at least 75% of the meetings of committees of which they were a member during the period each was a Director.

Executive Committee

The members of the Executive Committee of the Corporation and Park West in 1995 were Messrs. Mawdsley, Chase, Fitzgerald, Jarrett,
Whitaker and Laflamme.  The Executive Committees met 26 times during
1995.

Compensation Committee

The members of the Compensation Committee in 1995 were Messrs.
Mawdsley, Fitzgerald, Jarrett, Whitaker and Laflamme.  The
Compensation Committee met 2 times in 1995.

Nominating Committee

The members of the Nominating Committee in 1995 were Messrs. Chase, Fitzgerald, Laflamme, Chamberland and Whitaker. The Committee nominates Directors for election by shareholders at the annual meeting, reports to the Board of Directors on or before December 31 of each year its nominations and submits its nominees for Directors for publication in the Notice of Annual Meeting of Shareholders and Proxy Statement. The Committee met 4 times during 1995. The Nominating Committee will consider nominees recommended by the Corporation's shareholders prior to December 1 of each year.

Audit Committee

The members of the Audit Committee of Park West in 1995 were Messrs. Perlak, Archambault, Jarrett, Mawdsley and McKenna. The Committee makes recommendations concerning the selection of an independent auditor for the Corporation, and reviews the reports of the independent auditor and subsidiary audit committees. The Audit Committee of Park West met 5 times during 1995.

Executive Officers

In addition to the President of the Corporation who is a Director and is listed in the tables above, the other Executive Officers of the Corporation are as follows: Gary L. Briggs, age 45, is Executive Vice President - Lending of Park West, having served as such since 1988 and during the four years prior to that time as Senior Vice President of Park West; John M. Lilly, age 47, is Treasurer and Chief Financial Officer of the Corporation, having served as such since 1991, and is also Executive Vice President - Finance and Treasurer of Park West, having served as such since 1988 and during the four years prior to that time as Senior Vice President and Treasurer of Park West; and Robert A. Gibowicz, age 52, is Senior Trust Officer of Park West, having served as such since 1986 and as Trust Officer for three years prior to that. Each Executive Officer serves for a one-year term or until their successor is elected and qualified.


                       BENEFICIAL OWNERSHIP OF STOCK

The following table sets forth certain information as of the record date with respect to all individuals known to the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock of the Corporation:

                                   Number of          Percent of
          Name and Address   Shares Beneficially      Outstanding
              of Owner             Owned(2)              Shares

          Richard S. Sullivan
          Carol B. Sullivan         273,652               8.4%
          96 Prynwood Road
          Longmeadow, MA  01106

The following table and related notes set forth information as of the record date regarding the Corporation's Common Stock beneficially owned by each Director and nominee and by Directors, nominees and Officers of the Corporation and Park West as a group:

                                           Number of            Percent of
        Name of Individual            Shares Beneficially      Outstanding
        or Persons in Group             Owned(1)(2)(3)          Shares

        Roland O. Archambault               17,647                 .5%

        Mark A. Beauregard                   9,617(4)              .3

        David R. Chamberland                 8,199(4)              .3

        Donald R. Chase                    149,873(5)             4.6

        John E. Fitzgerald                  74,462                2.3

        Leroy F. Jarrett                    80,684                2.5

        Ernest N. Laflamme, Jr.             38,690                1.2

        Russell Mawdsley                    47,749                1.5

        Paul J. McKenna                     57,537                1.8

        Robert J. Perlak                    44,269(4)             1.4

        James E. Tremble                     7,022(4)              .2

        Alfred C. Whitaker                  33,000                1.0

        All Directors, nominees and
        Executive Officers as a group
        (15 persons, including those
        named above)(3)(5)                 687,687               21.2



(1) Based upon information provided to the Corporation by the indicated persons.

(2) Under regulations of the Securities and Exchange Commission, a person is treated as the beneficial owner of a security if the person directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting, of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days.

(3) The information in the table includes all shares under stock options which were exercisable on the record date or 60 days thereafter. As of that date, Mr. Chase owned exercisable options to purchase 131,058 shares, and all Directors and Executive Officers as a group owned exercisable options to purchase 268,746 shares.

(4) Indicates a nominee for election as a Director of the Corporation at the 1996 Annual Meeting of Shareholders.

(5)  For the purposes of the above table, the term "Executive
     Officer" means any individual elected as an Executive Officer of the Corporation or Park West or by their respective Boards of Directors.

                     EXECUTIVE MANAGEMENT COMPENSATION

Compensation decisions for executive officers of the Corporation are made by the Compensation Committee, and approved by the full Board of Directors. Mr. Chase, who is a member of the Board of Directors as well as an executive officer of the Corporation, neither participated in nor voted upon his compensation package.

Report of the Compensation Committee on Executive Management
Compensation

Set forth below is the report of the Compensation Committee of the Corporation regarding executive management compensation, as required by applicable rules of the Securities and Exchange Commission.

The executive compensation program of the Corporation consists of three primary components: base salary, cash incentive compensation, and stock options, all which are administered by the Compensation
Committee.

Decisions by the Compensation Committee relating to the compensation of the Corporation's executive officers are approved by the full Board of Directors, except as otherwise set forth herein. In determining the proper amount of compensation for each executive officer, the Compensation Committee considers various factors, including, inter alia:

          the performance of the Corporation;

          the individual's performance as an executive officer of the Corporation;

          the amount of compensation paid to similarly situated executive officers in similar sized corporations; and

          the length of service with the Corporation.

In early 1994, the Compensation committee engaged Arthur Andersen & Co. to assist in establishing salary levels and an incentive compensation plan for the Corporation's senior executives. The compensation process recommended by Arthur Andersen & Co. was adopted by the Compensation Committee and is used in determining executive officer compensation.

During 1995, Chief Executive Officer, Donald R. Chase received a salary increase of $9,261, an increase of seven percent (7%) of his base salary. The increase was recommended by the Compensation Committee following its evaluation of Mr. Chase's performance as Chief Executive Officer, and the overall performance of the Corporation for 1994. In addition, as a result of the incentive compensation plan Mr. Chase received a cash bonus of $46,305. The Compensation Committee did not award any stock options to Mr. Chase or any other executive officer during 1995.

The other executive officers named in the Summary Compensation
Table, Messrs. Briggs and Lilly, were also granted a salary increase of seven percent (7%) during 1995 based on the Corporation's and their individual performance.

The Compensation Committee believes that the 1995 compensation of executive officers is reasonable given the Corporation's performance and utilizing the criteria listed above.

Respectfully submitted by:

     Russell Mawdsley     John E. Fitzgerald       Ernest N. Laflamme, Jr.
     Chairman             Leroy F. Jarrett         Alfred C. Whitaker
                                                     The Compensation Committee

Compensation Information

The following table sets forth the cash compensation paid to, as well as long-term compensation paid for each of the last three fiscal years, to all executive officers of the Corporation who received over $100,000.00 in cash compensation during 1995:

SUMMARY COMPENSATION TABLE
                              Annual Compensation                        Long Term Compensation
                                                                Awards                            Payouts
                                                    Other
                                                    Annual      Restricted                        All Other
Name and                                            Compen-     Stock          Options/ LTIP      Compen-
Principal Position        Year Salary($)  Bonus($)  sation ($)  Award(s)($)    SARs(#)  Payouts   sation($)

Donald R. Chase,          1995 $141,561   $46,305   N/A         N/A            N/A       N/A      $15,595
President and             1994 $132,300   $ 9,700   N/A         N/A            88,000    N/A      $17,714
Chief Executive Officer   1993 $126,000   $ 6,300   N/A         N/A            22,802    N/A      $17,879(1)


Gary L. Briggs            1995 $94,374    $30,870   N/A         N/A            N/A       N/A      $12,199
Executive Vice President- 1994 $88,200    N/A       N/A         N/A            36,000    N/A      $ 8,560
Lending                   1993 $84,000    N/A       N/A         N/A            12,500    N/A      $10,864(2)


John M. Lilly,            1995 $94,374    $30,870   N/A         N/A            N/A       N/A      $12,199
Treasurer and             1994 $88,200    N/A       N/A         N/A            36,000    N/A      $ 8,560
Chief Financial Officer   1993 $84,000    N/A       N/A         N/A            12,500    N/A      $10,864(2)


(1) Mr. Chase's other compensation during 1993 consisted of the following--a $12,839.00 contribution to the Money Purchase Pension Plan, described below, and an award of stock of the Corporation valued at $5,040.00. Mr. Chase's other compensation during 1995 and 1994 consisted soley of the contribution to the Money Purchase Pension Plan.

(2) Messrs. Brigg's and Lilly's other compensation during 1993 consisted of the following--a $7,505 contribution to the Money Purchase Pension Plan, described below, and an award of stock of the Corporation valued at $3,360. Messrs. Brigg's and Lilly's other compensation during 1995 and 1994 consisted soley of the contribution to the Money Purchase Pension Plan.


1985 Incentive Stock Option Plan for Key Employees

In February, 1985, the Board of Directors of the Corporation unanimously adopted the 1985 Incentive Stock Option Plan for Key Employees (the "1985 Stock Plan"), which was approved by the shareholders at the Annual Meeting in April, 1985. The 1985 Stock Plan was amended by shareholders at the Corporation's 1994 Annual Meeting, which amendment increased the number of shares of Common Stock reserved thereunder by 200,000 shares.

The 1985 Stock Plan is administered by the Board of Directors. The Board of Directors was authorized to grant stock options to the professional and supervisory employees of the Corporation and its subsidiaries at any time until February 19, 1995.

All options were granted at 100% of the fair market value of the Common Stock of the Corporation on the date of the grant. Each stock option terminates not more than 10 years after the date of the grant. Options are exercisable in such installments as may be determined by the Board of Directors. Payment of stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred other than by will or the laws of descent or distribution.

As of February 19, 1995 the 1985 Stock Option Plan expired, no options were granted or available for granting during 1995.

A total of 16,342 options were exercised in 1995 and 1,901 options were terminated during 1995. A total of 307,706 options remain unexercised as of the record date.

Long Term Incentive Plans and Retirement Plans

The Corporation does not maintain any "Long Term Incentive Plans" for its Executive Officers.

The Corporation has no pension, profit-sharing or similar plans for its Executive Officers or employees. As set forth below, however, the Executive Officers and employees are eligible to participate in the Park West Money Purchase Pension Plan.

PARK WEST. Park West maintains a Money Purchase Pension Plan (the "Plan") available to employees of the Corporation and Park West. Full-time employees become eligible to participate in the Plan when they have both (i) reached the age of 20-1/2 and (ii) completed six months of service (as defined in the Plan).

Contributions to the Plan may be made by both Park West and a participant. Park West's contributions will be made to the Plan whether or not a participant chooses to contribute. The annual contribution by Park West to each participant's account for 1995 equals 7% of a participant's annual compensation plus 5.7% of a participant's annual compensation in excess of the participant's Social Security Taxable Wage Base. During 1995, Park West contributed $15,595 for the account of Donald R. Chase and $12,199 to accounts of Messrs. Briggs and Lilly. The contributions to the accounts of Messrs. Chase, Briggs and Lilly are included in the "All Other Compensation" column of the Summary Compensation Table above.

During 1995, Park West contributed in the aggregate $44,078 for the accounts of all Executive Officers of Park West to the Money
Purchase Pension Plan.

Director Compensation

During 1995, Directors of the Corporation who are not salaried employees received Directors' fees of $10,000.00. The Chairman of the Board of Directors received annual remuneration of $15,000.00, while the Clerk of the Corporation received an annual fee of $12,500.00. Directors who are also salaried employees receive no additional compensation for their services as Directors of the Corporation.

1995 Directors Stock Option Plan

In February 1995, the Board of Directors of the Corporation unanimously adopted the 1995 Directors Stock Option Plan (the "1995 Plan"), which was approved by the shareholders at the Annual Meeting in April 1995.

The 1995 Plan is administered by the non-employee directors. The purpose of the 1995 Plan is to enhance the Corporation's ability to attract and retain highly qualified individuals to serve as members of the Corporation's Board of Directors and to provide additional incentives to non-employee directors to promote the success of the Corporation.

Under the 1995 Plan eligible directors were granted options to purchase 3,000 shares at an exercise price of $6.00 per share during 1995. On each anniversary of the effective date of the 1995 Plan each eligible director shall be granted an option to purchase 1,000 shares of the Corporation's Common Stock. A total of 33,000 options were granted during 1995 at an option price of $6.00 per share and a total of 11,000 options were granted during 1996 at an exercise price of $7.13. A total of 81,000 shares remain available for future grants under the 1995 Plan.

Each stock option terminates not more than 10 years after the date of the grant. Payment of stock purchased on the exercise of an option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred other than by will or the laws of decent or distribution. No stock options were exercised during 1995.

Employment and Termination Agreements

Donald R. Chase has entered into a Termination Agreement with Park West regarding termination of employment subsequent to a "change in control" of Park West, as defined in the Termination Agreement. Following the occurrence of a change in control, if Mr. Chase's employment is terminated (except because of retirement, death, disability, or for "cause" as defined in the Termination Agreement) or is voluntarily terminated by Mr. Chase for "good reason" as defined in the Termination Agreement, then Mr. Chase shall be entitled to a lump sum payment approximately equal to three times his average annual compensation for the previous five years.

Performance Comparison Graph

Set forth below is a graph illustrating the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1990 in each of the following:

(a) The Standard & Poor's 500 Index
(b) A hypothetical fund with investments in the stock of peer corporations (the "Peer Group")
(c) Westbank Corporation

The Peer Group consists of New England community banks, traded on NASDAQ National Stock Market, with assets totaling less than $500 million, not located in the metropolitan areas of New York or Boston. The members of the Peer Group are:

BNH Bancshares, Inc.                         New England Community Bancorp
Bank of Southington                          New Milford Bank & Trust
Granite State Bankshares, Inc.               Westport Bancorp, Inc.


            				  1990     1991     1992     1993     1994     1995
S & P 500 Index   100.00   125.40   130.89   139.92   138.00   183.95
Peer Group        100.00    57.97    65.60    95.53   105.49   153.12
Westbank Corp.    100.00    77.94   114.22   213.53   235.24   310.90

Miscellaneous

During 1995, certain of the Corporation's Executive Officers, Directors and nominees for Director, beneficial owners of more than 5% of the outstanding common stock of the Corporation and members of their immediate family and associates have had, and expect to have in the future, transactions in the ordinary course of business with Park West, including borrowings, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and not involving more than normal risk of collectibility or presenting other unfavorable features.

                       EMPLOYEE STOCK OWNERSHIP PLAN

On January 1, 1989, the Corporation's Employee Stock Ownership Plan (the "ESOP") became effective. The ESOP is administered and otherwise governed by the provisions of the ESOP and a related Trust Agreement. Pursuant to the terms of the ESOP, the Trustee may invest the ESOP's Trust Assets in, among other investments, shares of the Common Stock of the Corporation. As of the record date, no shares of the Common Stock of the Corporation were owned by the ESOP Trust.

                  APPROVAL OF 1996 STOCK INCENTIVE PLAN

     Subject to shareholder approval, on February 21, 1996, the Board of Directors unanimously adopted the WESTBANK CORPORATION 1996 Stock Incentive Plan (the 1996 Plan ) and recommends its approval by shareholders. A copy of the 1996 Plan is attached hereto as Exhibit A and is incorporated by reference herein. The Board of Directors believes that in order to attract, retain and reward valuable personnel, it is important for Westbank to adopt a more flexible, stock-based incentive plan, which is both competitive with, and responsive to, rapidly changing financial services industry standards. The maximum number of shares of the Corporation which may be issued under the 1996 Plan is 178,500 shares, subject to adjustments in the event of stock splits, stock dividends or reclassifications, recapitalization or other possible future changes such as mergers or acquisitions.

     The 1996 Plan authorizes the grant of any of the following awards (hereinafter Employee Awards ) to employees of Westbank or its subsidiaries ( Employees ): (i) stock options which do not constitute incentive stock options within the meaning of Section 422 of the Code ( nonqualified stock options ), and (ii) incentive stock options, which may be granted on a stand alone, combination or tandem basis. The 1996 Plan also authorizes the automatic grant of nonqualified stock options ( Director Stock Options ) to non-employee Directors ( Eligible Directors ) upon the terms and conditions set forth in the 1996 Plan.

Purpose

     The 1996 Plan is intended to provide incentives and rewards for Employees and Eligible Directors (i) to support the execution of Westbank s business and human resource strategies and the achievement of its goals and (ii) to associate the interests of Employees and Eligible Directors with those of Westbank s shareholders.

Administration

     The 1996 Plan will be administered by the Compensation Committee (the "Committee"). In administering the 1996 Plan, the Committee will determine, among other things (i) the Employees to whom grants of Employee Awards will be made; (ii) the type of Employee Award; (iii) the grant terms of an Employee Award including, but not limited to, vesting schedule, grant price, performance standards, length of relevant performance, restriction or option period, post-retirement and termination rights, payment alternatives, such as cash, stock, contingent awards or other means of payment consistent with the purposes of the 1996 Plan, and (iv) such other terms and conditions as the Committee deems appropriate. The Committee may designate other persons to carry out its responsibilities and such conditions and limitations as it may set, other than its authority with regard to awards granted to employees who are officers or directors of Westbank subject to the reporting requirements of Section 16 of the Exchange Act ( Reporting Persons).

Participation

     The Committee may grant Employee Awards under the 1996 Plan to any Employee. In practice, Employee Awards are made to a group of approximately 24 management Employees.

     Eligible Directors are entitled to participate in the 1996 Plan solely with respect to the grant of Director Stock Options and may not receive any other awards under the 1996 Plan. The selection of Eligible Directors is not subject to the discretion of the Committee. Persons serving on the Committee who are Eligible
Directors may receive grants of Director Stock Options.

Stock Options

     The Committee may grant a stock option to an Employee in the form of an incentive stock option or a nonqualified stock option. The exercise period for any stock option granted will be determined by the Committee at the time of grant. The exercise price per share of Westbank Common Stock covered by a stock option may not be less than the fair market value of a share of Westbank Common Stock on the date of grant. The exercise price is payable, at the Committee s discretion, in cash, in shares of already owned Westbank Common Stock or in any combination of cash and shares. Each option grant may be exercised in whole, at any time, or in part, from time to time, after the grant becomes exercisable.

Director Stock Options

     Each person who is first elected or appointed to serve as a Director after the effective date of the 1996 Plan and who is an Eligible Director shall, upon such person s initial appointment or election as an Eligible Director, automatically be granted Director Stock Options. Commencing immediately after the adjournment of the Westbank annual meeting this year and each year thereafter until the annual meeting in 2001, each eligible Director who was an Eligible Director immediately preceding such annual meeting and who has been elected as a director at such annual meeting shall automatically be granted Director Stock Options for 1,000 shares of Westbank Common Stock if, but only if, the return on common equity of Westbank as set forth in Westbank s annual report to shareholders for the immediately preceding fiscal year is equal to or greater than 12%.

     Each Director Stock Option shall become exercisable on and after the first anniversary of the date of the grant. Director Stock Options shall have an exercise price that is equal to the fair market value of Westbank Common Stock on the date of the grant. The option price upon exercise of any Director Stock Option shall be paid to Westbank in full either in cash, in shares of already owned Westbank Common Stock, or in any combination of cash or shares. No Director Stock Option may be exercisable later than twenty years and one day from the date of its grant. However, if an Eligible Director ceases to be an Eligible Director for any reason, all Director Stock Options which are otherwise exercisable shall terminate on the earlier of three years after such cessation date or the expiration date, whichever first occurs.

Assignment

     Except to the extent, if any, as may be permitted by the Code and rules promulgated under Section 16 of the Exchange Act, (i) no award under the 1996 Plan shall be assignable or transferable except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code and (ii) during the lifetime of a participant, the award shall be exercisable only by such participant or such participant s guardian, legal representative or assignee, pursuant to a qualified domestic relations order.

Adjustments

     The 1996 Plan provides that the aggregate number of shares of Westbank Common Stock as to which awards may be granted to participants, the number of shares thereof covered by each outstanding award, and the price per share thereof in each such award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Westbank Common Stock resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide for the elimination of fractional shares.

Change of Control

     If there is a change of control (as defined in the 1996 Plan) of Westbank, the following shall occur with respect to any Director Stock Options outstanding or any Employee Awards outstanding as of such change of control: (i) the time period for exercising or realizing and all vesting periods of awards will be accelerated, all restrictions will lapse and all performance standards will be deemed to have been attained; (ii) with respect to stock options, during the 60-day period following a change of control, a participant may elect to receive, in lieu of shares of Westbank Common Stock, cash equal to the excess of the fair market value of the shares of Westbank Common Stock over the price at which the option was exercisable; (iii) all awards become noncancellable; and (iv) if a participant s employment terminates for any reason other than retirement or death following a change of control, stock options held by the participant may be exercised until the earlier of three months after the termination date or the normal expiration date of the stock options.

Grants to Reporting Persons

     With respect to Reporting Persons, and if required to comply with rules promulgated under Section 16 of the Exchange Act, (i) no award providing for exercise, a vesting period, or a restriction period shall permit unrestricted ownership of shares of Westbank Common
Stock by the participant for at least six months from the date of grant, and (ii) shares of Westbank Common Stock acquired pursuant to the 1996 Plan may not be sold or otherwise disposed of for at least six months after acquisition.

Amendments and Termination

     The Board of Directors may at any time terminate and, from time to time, may amend or modify the 1996 Plan. Any such action of the Board of Directors may be taken without the approval of Westbank shareholders, but only to the extent that such shareholder approval is not required by applicable law or regulation. There is no set termination date for the 1996 Plan.

     Except to the extent, if any, as may be permitted by rules promulgated under Section 16 of the Exchange Act, the provisions of the 1996 Plan relating to the amount, price and timing of Director Stock Options may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 or the rules thereunder.

Federal Income Tax Considerations

     The following discussion summarizes the Federal income tax consequences to participants who may receive grants of awards under the 1996 Plan. The discussion is based upon interpretations of the Code in effect as of January 1, 1996, and regulations promulgated thereunder as of such date.

     Nonqualified Stock Options. For Federal income tax purposes, no income is recognized by a participant upon the grant of a nonqualified stock option under the 1996 Plan. Upon the exercise of an option, however, compensation taxable as ordinary income will be realized by the participant in an amount equal to the excess of the fair market value of a share of Westbank Common Stock on the date of such exercise over the exercise price. A subsequent sale or exchange of such shares will result in gain or loss measured by the difference between (i) the exercise price, increased by any compensation reported upon the participant s exercise of the option, and (ii) the amount realized on such sale or exchange. Such gain or loss will be capital in nature if the shares were held as a capital asset and will be long-term if such shares were held for more than one year.

     Westbank is entitled to a deduction (subject to the provisions of Section 162(m) of the Code) for compensation paid to a participant at the same time and in the same amount as the participant is considered to have realized compensation by reason of the exercise of an option.

     Incentive Stock Options. Not taxable income is realized by the participant upon the grant or exercise of an incentive stock option. If shares of Westbank Common Stock are issued to a participant pursuant to the exercise of an incentive stock option granted under the 1996 Plan, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to a participant, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such participant as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to Westbank for Federal income tax purposes. Upon exercise of an incentive stock option, the participant may be subject to alternative minimum tax on certain items of tax preference.

     If shares of Westbank Common Stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-years-from-grant/one-year-from-transfer holding period, generally (a) the participant will realize ordinary income in the year of disposition in the amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price thereof, and (b) Westbank will be entitled to deduct such amount (subject to the provisions of Section 162(m) of the Code). Any further gain or loss realized will be taxed as short-term capital gain or loss, as the case may be, and will not result in any deduction by Westbank.

     If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, the option is treated as a nonqualified stock option.

Effect on 1995 Director s Stock Option Plan and Other Plans

     The 1996 Plan is in addition to other plans with option shares granted, including the 1995 Director s Stock Option Plan, the 1985 Stock Plan, the Employee Stock Ownership Plan, and the Dividend Reinvestment and Common Stock Purchase Plans. Outstanding awards under these plans will remain in effect under the terms of their respective grants.

New Plan Benefits

     As described above, the selection of the Employees who will receive awards under the 1996 Plan, if it is approved by shareholders, and the size and type of awards is generally to be determined by the Committee in its discretion. No awards have been made under the 1996 Plan, nor are any such awards now determinable. Thus, it is not possible to predict the benefits or amounts that will be received by or allocated to particular individuals or groups of Employees in 1996.

     The participation of Eligible Directors in the 1996 Plan is limited to certain automatic grants of Director Stock Options. If the 1996 Plan is approved by shareholders, on and after the date of the 1996 Annual Meeting, each person elected or appointed to the Board and each incumbent Eligible Director who is elected at the Annual Meeting will receive a grant of Director Stock Options for 1,000 shares of Westbank Common Stock on the date of the Annual Meeting for 1996 and each year thereafter, if Westbank s return on common equity for 1995 and each year thereafter was in excess of 12%.

     As indicated above, no determination has been made as to the nature and amount of any awards which may be granted in the future under the 1996 Plan if it is approved by shareholders.

Miscellaneous

     The closing price per share of Westbank Common Stock on February 21, 1996, as reported in the Wall Street Journal, was
$7.38.

     Approval of the 1996 Plan requires the affirmative vote of the holders of a majority of the outstanding shares of Westbank Common Stock.

     For the reasons stated herein, the Board of Directors recommends that the shareholders vote FOR approval of the 1996 Plan.

                        DIVIDEND REINVESTMENT PLAN

     In 1989, the Corporation implemented a Dividend Reinvestment and Common Stock Purchase Plan, (the "Dividend Reinvestment Plan") which was amended during 1995 and the amendment was approved by the shareholders at the 1995 Annual Meeting. Pursuant to the amended Dividend Reinvestment Plan, shareholders of the Corporation's Common Stock may invest all or a portion of that shareholder's quarterly cash dividend, plus to $10,000 per calendar quarter, in additional shares of the Corporation's Common Stock. During 1995, 67,094 shares of the Corporation's Common Stock were purchased through the Dividend Reinvestment and Common Stock Purchase Plan.

                          SHAREHOLDER RIGHTS PLAN

In 1989, the Corporation adopted a Shareholders Rights Plan, which plan is intended to protect the interests of Shareholders in the event the Corporation is confronted with a hostile takeover.

The Shareholder Rights Plan does not prevent an acquisition of the Corporation on terms that are in the best interests of the Shareholders. Under the terms of the Shareholder Rights Plan, the Corporation has declared a dividend distribution of one Common Stock Purchase Right for each outstanding share of Common Stock of the Corporation to Shareholders of record as of January 2, 1990. A Common Stock Purchase Right entitles a registered Shareholder to purchase one share of Common Stock at an exercise price of $36 per share, subject to adjustment. The Common Stock Purchase Right may be exercised only upon the occurrence of certain events, including an attempted hostile takeover, as described in the Shareholder Rights Agreement. As of the record date, no Common Stock Purchase Rights have been or are exercisable.

                     RATIFICATION OF THE SELECTION OF
                       CERTIFIED PUBLIC ACCOUNTANTS

Deloitte & Touche LLP ("Deloitte"), certified public accountants, have served as auditors for the Corporation and as auditors for Park West since 1994, and subject to ratification by the shareholders, that firm has been chosen by the Board of Directors to act as the Corporation's auditor for 1996. During 1995, Deloitte provided audit services in connection with the examination of the financial statements of the Corporation and Park West and other accounting matters. Neither Deloitte nor any of its partners has any direct or indirect financial interest in, or connection (other than as independent auditor) with, the Corporation or Park West.

A representative of Deloitte & Touche LLP is expected to be present at the Corporation's 1996 Annual Meeting of Shareholders. He/she will have the opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Corporation's auditor, and unless otherwise directed, proxies will be voted in favor of this selection.

                              OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Corporation is not aware of any business to be presented at the 1996 Annual Meeting other than matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the meeting, or any adjournment thereof, the enclosed Proxy will be voted on such matters in accordance with the recommendations of the Corporation's Board of Directors.

                   AGREEMENT WITH REGULATORY AUTHORITIES

Since December 22, 1994, Park West has been operating under a Memorandum of Understanding (the "Memorandum") with the Federal Deposit Insurance Corporation (the "FDIC") and the Commissioner of Banks for the Commonwealth of Massachusetts (the "Commissioner"). The Memorandum requires Park West to take certain actions to further strengthen the financial position of the Bank.

A description of the major provision of the Memorandum is contained in the Corporation's 1995 Annual Report to Stockholders.

                               MISCELLANEOUS

The expense of this solicitation on behalf of the Board of Directors will be paid by the Corporation. To the extent necessary in order to assure sufficient representation of shareholders at the meeting, officers and employees of the Corporation or Park West may personally, by telephone or by other means, contact shareholders to request the return of proxies. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy material to beneficial owners in order to solicit authorizations for the execution of proxies. The Corporation may, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material.

                           SHAREHOLDER PROPOSALS

Holders of the Common Stock of the Corporation who wish to submit proposals to be considered at the next Annual Meeting of Shareholders of the Corporation, which meeting is scheduled to be held on April 16, 1997, must submit such proposals to the Corporation on or before November 24, 1996.

                               ANNUAL REPORT

A copy of the Corporation's Annual Report for 1995 including financial statements is enclosed. The Annual Report is not to be regarded as proxy soliciting material.

                               By order of the Board of Directors



                                        Robert J. Perlak
                                             Clerk
Dated:  March 20, 1996
                                  NOTICE

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE CORPORATION UPON WRITTEN REQUEST ADDRESSED TO JOHN M. LILLY, TREASURER, 225 PARK AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01089-3310.

WESTBANK CORPORATION PROXY
FOR 1996 ANNUAL SHAREHOLDERS MEETING -- April 17, 1996 I, the undersigned holder of common stock of Westbank Corporation, hereby appoint Lloyd S. Hall and Joseph L. Rolak, or either of them, with the power of substitution, proxies of the undersigned to vote the shares of the undersigned at the 1996 Annual Meeting of Shareholders of Westbank Corporation to be held at 9:00 A.M., April 17, 1996 at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts, and at any adjournment thereof, with all the powers the undersigned would possess if personally present.
Said proxies are specifically authorized to vote as indicated below.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED BELOW UNLESS AUTHORITY IS WITHHELD OR OTHERWISE INDICATED. ALL PROXIES EXECUTED CORRECTLY WILL BE VOTED AS DIRECTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. FIXING THE NUMBER OF DIRECTORS. To fix the number of Directors of the Corporation at twelve (12).

                          FOR    AGAINST    ABSTAIN

2. ELECTION OF DIRECTORS. To elect the following Directors of the Corporation for a three-year term until the 1999 Annual Meeting of Shareholders.

Mark A. Beauregard        FOR    AGAINST    ABSTAIN

David R. Chamberland      FOR    AGAINST    ABSTAIN

Robert J. Perlak          FOR    AGAINST    ABSTAIN

James E. Tremble          FOR    AGAINST    ABSTAIN

3.  TO APPROVE THE 1996 STOCK INCENTIVE PLAN.
                          FOR    AGAINST    ABSTAIN

4. SELECTION OF CERTIFIED PUBLIC ACCOUNTANTS. To ratify the appointment, by the Board of Directors, of Deloitte & Touche
    LLP as independent public accountants for the fiscal year ending December 31, 1996.

                          FOR    AGAINST    ABSTAIN

5. OTHER BUSINESS. In their discretion, to act upon the transaction of such other business as may properly come before the meeting and any adjournment thereof.

                                       Date:



                                       (Signature of Shareholder)


                                       (Signature if jointly held)
                                       When signing as Attorney,
                                       Executor, Administrator,
                                       Trustee or Guardian, please
                                       give full title.  If more
                                       than one Trustee, all should
                                       sign.  All joint owners must
                                       sign.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS